Exhibit 99.1

NEWS RELEASE
Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112

For more information contact:
Company:	Investor Relations:
Marc LeVier, Chief Executive Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: 303.507.3842	Phone: 716.843.3908
Email: mlevier@texasrareearth.com	Email: dpawlowski@keiadvisors.com

Texas Rare Earth Resources Completes Financing

•	Funded for expected capital requirements through 2012

•	New funding facilitates accelerated development at Round Top

DENVER, CO, June 10, 2011-- Texas Rare Earth Resources Corp. (OTCQB:TRER), a heavy rare earths mining company, today announced that it has received $15.6 million through the successful completion of the second stage of its financings previously announced in January and February 2011.  The Company received the cash in May and June, 2011.  Each of the institutional investors involved exercised in full all of their options, which represents a four-fold increase over their prior investment.  In combination with current cash, the Company’s anticipated baseline budget and capital requirements of $16 to $18 million are now funded through 2012.

Marc LeVier, Chief Executive Officer of Texas Rare Earth Resources, commented, “We are gratified to have received the full and complete support from our earliest institutional investors. This is an important development for Texas Rare Earth as we are now funded for our anticipated capital expenditures through 2012.”

With a strong balance sheet, Texas Rare Earth can accelerate work at its Round Top heavy rare earths project.  Exploration and development drilling are scheduled to begin shortly.  The funding will also permit immediate initiation of bench scale metallurgical testing and mineralogical investigations.  As data is collected, the Company plans to engage qualified engineering companies to perform scoping studies and prefeasibility studies leading ultimately to pilot plant testing and final feasibility studies.

As a result of the option exercises, the Company issued 6,240,000 shares of common stock along with five-year warrants to purchase up to 6,240,000 shares of common stock, which, if exercised in full would result in an additional $15.6 million for Texas Rare Earth Resources.  After giving effect to this financing, the Company has 33,836,259 shares of common stock currently issued and outstanding.

The securities described above have not been registered under the Securities Act of 1933 (the “1933 Act”), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as such terms are defined in Regulation S under the 1933 Act) absent registration or an applicable exemption from the registration requirements.

Forward-Looking Information

This news release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "projects," "expects,” “potential,” “size, grade and elemental make-up,” “massive tonnage,” "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this news release.

About Texas Rare Earth

Texas Rare Earth Resources Corp.'s primary focus is developing its Round Top Mountain rare earth—beryllium-uranium project which also includes niobium, tantalum and gallium.  Round Top is located in Hudspeth County, Texas, 85 miles east of El Paso.  Independently published data indicates the property may contain more than one billion metric tons of rhyolite containing rare earths with a 67% ratio of heavy to light rare earths.  Prior exploratory work also indicates what management believes to be a potentially large high-grade beryllium resource.  Uranium is present in the deposit and preliminary sampling shows grades of over 1% U exposed in the mine. Texas Rare Earth's common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at http://www.texasrareearth.com.

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